Exhibit 8.2

1700 Farnam Street
Suite 1500
Omaha, NE 68102-2068
Tel: 402.344.0500
www.bairdholm.com

July 25, 2019

Board of Directors

TIG Bancorp

Re: Agreement and Plan of Merger by and between BayCom Corp and TIG Bancorp dated June 28, 2019

Gentlemen:

We have acted as special tax counsel for TIG Bancorp, a Colorado corporation ("TIG") in connection with the Merger Agreement defined below. BayCom Corp, a California corporation ("BayCom") has filed on July 25, 2019 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (as it may thereafter be amended or supplemented, the "Registration Statement"). The Registration Statement relates to a plan of reorganization involving the merger of TIG with and into BayCom, with BayCom being the surviving corporation (the "Merger") and the resulting conversion of shares of TIG Common Stock into the right to receive shares of BayCom Common Stock and cash without interest pursuant to the terms of the Merger Agreement, as further set forth in the proxy statement/prospectus contained in the Registration Statement (the "Prospectus"). Capitalized terms not expressly defined in this letter shall have the meanings ascribed to them in the Merger Agreement, a copy of which is filed as an exhibit to the Registration Statement.

In connection with rendering the opinions expressed below, we have examined copies of the following documents:

1.       The Merger Agreement;

2.       The Registration Statement;

3.       The Prospectus; and

4.       Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

Providing Exceptional Legal Service Since 1873

TIG Bancorp

July 25, 2019

In addition, in rendering the opinions expressed in this letter, with your consent, we have assumed and relied upon, without independent investigation, the accuracy and completeness of the representations and warranties contained in the Merger Agreement as well as the representations contained in the BayCom Officer's Certificate dated July 25, 2019 and the TIG Officer's Certificate dated July 25, 2019 (together, the "Officers' Certificates").

In rendering our opinion, we have assumed with your permission and without independent verification or inquiry that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement, (ii) the representations and statements contained in the Merger Agreement were when made and will at all times remain true, accurate and complete, (iii) the parties have complied with, and if applicable will continue to comply with, the covenants contained in the Merger Agreement in all material respects, (iv) the statements as to factual matters contained in the Registration Statement and the Prospectus are and will remain at all times true, accurate and complete, (v) each of the representations in the Officers' Certificates is as of the date thereof and will at all times remain true, accurate and complete, and (vi) any representation, warranty or statement made in any of the foregoing documents "to the knowledge" (or similar type qualification) of any person or party is correct without such qualification.

We have assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this letter of the information contained in such documents and records.

Based upon and in reliance on the assumptions and representations contained or referenced herein, as well as those contained in the Merger Agreement or in the Registration Statement, and subject to the limitations and qualifications set forth herein, in the Merger Agreement or in the Registration Statement, (i) we are of the opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, assuming that the Merger so qualifies as a reorganization, BayCom and TIG will each be a "party to the reorganization" within the meaning of Code Section 368(b); and (ii) we confirm that the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger," to the extent it constitutes legal conclusions, with respect to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger to U.S. holders (as such term is defined in the Registration Statement) of TIG Common Stock. We express no opinion as to whether the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger" addresses all of the United States federal income tax consequences of the Merger that may be applicable to U.S. holders of TIG Common Stock.

TIG Bancorp

July 25, 2019

The foregoing opinion is based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the IRS, existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Registration Statement, the Prospectus, the Merger Agreement and the Officers' Certificates. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this letter. It should be noted that no ruling has been sought from the IRS with respect to the federal income tax consequences of the Merger, and this letter is not binding on the IRS or any court.

This opinion is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that might occur hereafter or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

We acknowledge that we are referred to in the Prospectus under the headings "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" and, without admitting that our consent is required under Section 7 of the Securities Act, we consent to that use of our name and to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein. This opinion is to be used only in connection with the Registration Statement. This opinion is for your benefit and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ BAIRD HOLM LLP